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                                                                   EXHIBIT 23.5

                     CONSENT OF STURGILL & ASSOCIATES LLP

  We consent to the reference to our firm under the caption "Experts" and to the use of our report by James G. Sturgill, CVA dated September 4, 1998 on the valuation of warrants as of May 14, 1998, in the Registration Statement (Form S-4 No. 333-63787) and the related Prospectus of One Point Communications Corp. for the registration of $101,750,000 of its 14 1/2% Senior Notes due 2008, Series B.

                                          Sturgill & Associates LLP

Columbia, Maryland

April 29, 1999